Exhibit 3.53

ARTICLES OF INCORPORATION

OF

ST. LOUIS CASINO CORP.

The undersigned, being of full age, for the purpose of organizing a corporation under Missouri Revised Statutes, Chapter 351, and acts amendatory thereto, does hereby adopt, sign and acknowledge the following Articles of Incorporation.

ARTICLE I

Name

The name of the corporation shall be “St. Louis Casino Corp.”

ARTICLE II

Registered Office and Agent

The address of the corporation’s registered office in the State of Missouri is 906 Olive Street, St. Louis, Missouri 63101, and the name of the registered agent at such address is CT Corporation System.

ARTICLE III

Authorized Shares

The corporation shall have the authority to issue an aggregate of 30,000 shares, all of which shall be common voting shares having a par value of $0.01 per share.

ARTICLE IV

Incorporator

The name and place of residence of the sole incorporator of the corporation is Jean M. Davis, 1363 Osceola Avenue, St. Paul, Minnesota 55105.

ARTICLE V

Cumulative Voting

No shareholder of the corporation shall have any right to cumulate votes with respect to shares of the corporation in the election of members of the Board of Directors of the corporation, or when voting on any other matter.

ARTICLE VI

Preemptive Rights

No shareholder of the corporation, solely by reason of such status as a shareholder, shall have any right to acquire any portion of the unissued shares or other securities of the corporation, or any rights to purchase such shares or other securities, which the corporation may from time to time offer or sell to any person.

ARTICLE VII

Board of Directors

The number of members of the initial Board of Directors of the corporation shall be four, and thereafter the number of members of the Board of Directors shall be fixed in the manner provided in the By-Laws of the corporation. The corporation shall report to the Missouri Secretary of State any change in the number of members of the Board of Directors of the corporation within thirty calendar days of such change or otherwise as required by law. The names and addresses of the persons who shall constitute the members of the initial Board of Directors of the corporation, to serve until the first annual meeting of the shareholders of the corporation or until their successors are elected and qualified, are as follows:

Marlin F. Torguson 711 Casino Magic Drive Bay Saint Louis, MS 39520	Allen J. Kokesch 711 Casino Magic Drive Bay Saint Louis, MS 39520

Roger H. Frommelt 580 International Centre 900 Second Avenue South Minneapolis, MN 55402	Wayne K. Lund 1621 Sheridan Lake Road Rapid City, SD 57702-3423

ARTICLE VIII

Duration

The duration of the corporation shall be perpetual.

ARTICLE IX

Purpose

The corporation is formed for the purpose of engaging in any or all lawful businesses for which a corporation may be incorporated under Missouri Revised Statutes, Chapter 351. The corporation initially intends to engage in the development and operation of gaming establishments.

IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of January, 1993.

/s/ Jean M. Davis
Jean M. Davis, Incorporator

STATE OF MINNESOTA	)
)SS
COUNTY OF HENNEPIN)	)

I, Mary K. Peterson, a Notary Public, do hereby certify that on this 26th day of January, 1993, personally appeared before me, Jean M. Davis, who being first duly sworn, declared that she is the person who signed the foregoing document as Incorporator, and that the statements therein contained are true.

(NOTARIAL SEAL)	/s/ Mary K. Peterson
Notary Public

STATE OF MISSOURI
Matt Blout, Secretary of State

Corporation Division	James C. Fitzpatrick , State Incorporation Center
P.O. Box 778, Jefferson City, MO 65102	600 W. Main Street, Room 322, Jefferson City, MO 65101

Amendment of Articles of Incorporation

(To be submitted in duplication)

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.	The present name of the Corporation is

St. Louis Casino Corp.

The name under which it was originally organized was:

St Louis Casino Corp.

2.	An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on

August 24, 2004

3.	Article Number VII is amended to read as follows:

The number of members of the Board of Directors of the corporation shall be one.

(If more than one article is to be amended or more space is needed attach additional pages)

Corp. __

4.	Of the 1000 shares outstanding, 1000 of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares

Common	1,000

5.	The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against

Common	1,000	- 0 -

6.	If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

N/A

If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

N/A

7.	If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

N/A

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IN WITNESS WHEREOF, the undersigned,         Daniel R. Lee

  President or

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx has entered this instrument and its

                    Vice President

John A. Godfrey, Secretary         has affixed its corporate seal hereto and

    Secretary or Assistant Secretary

attested said seal on     August 25, 2004

                                    mouth/day/year

Place CORPORATE SEAL Here (If no seal, state “None”)

St. Louis Casino Corp.
Name of Corporation

ATTEST:	By	/s/ Daniel R. Lee
President or Vice President

Secretary or Assistant Secretary

State of Mississippi	)
)ss
County of N/A	)

I, Rhonda A. Robertson , A Notary Public, do hereby certify that on         8-25-04

                                                                                          month/day/year

personally appeared before me Daniel R. Lee who, being by me first duly sworn, declared that he/she is the President of St. Louis Casino Corp. that he/she signed the foregoing documents as President of the corporation, and that the statements therein contained are true.

(Notarial Seal or Stamp)	Rhonda Ann Robinson
Notary Public

My commission expires May 2, 2006
My County of Commission Jackson

Corp. __ (Page 3)

IN WITNESS WHEREOF, the undersigned, __________________________________________

President or

_____________________________________________________ has entered this instrument and its

        Vice President

_____________________________________________________ has affixed its corporate seal hereto and

          Secretary or Assistant Secretary

attested said seal on ____________________________________________________

mouth/day/year

Place CORPORATE SEAL Here (If no seal, state “None”)

St. Louis Casino Corp.
Name of Corporation

ATTEST:	/s/ John A. Godfrey	By
President or Vice President
John A. Godfrey
Secretary or Assistant Secretary

State of Nevada	)
)ss
County of Clark	)

I, Elaine Pumphrey, A Notary Public, do hereby certify that on     August 25, 2004

                                                                                                                  month/day/year

personally appeared before me John A. Godfrey who, being by me first duly sworn, declared that he/she is the Secretary of St. Louis Casino Corp. that he/she signed the foregoing documents as Secretary of the corporation, and that the statements therein contained are true.

(Notarial Seal or Stamp)	/s/ Elaine Pumphrey
Notary Public

My commission expires 12-3-05
My County of Commission Clark

Corp. __ (Page 4)